 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2018

  BLACKBOXSTOCKS INC.

 (Exact name of registrant as specified in its charter)

Nevada	0-55108	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 726-9203

_____________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On June 18, 2018, Blackboxstocks, Inc. (the “Company”) entered into a letter agreement (the “Advisory Agreement”) with IC Ventures, Inc. (“ICV”), a California corporation, pursuant to which the Company retained ICV for a two year period to serve as its exclusive strategic adviser with respect to marketing and financial matters including investment and acquisition issues. The Advisory Agreement provides that ICV shall be paid a monthly management consulting fee in Company common stock valued at $20,000, which shall be increased by $15,000 per month, payable in cash, for a 12 month period commencing upon the earlier of (i) election by the Company or (ii) the sixth full month following the date of the Advisory Agreement. ICV is also entitled to issuance of 920,000 shares of common stock if the Company obtains listing on Nasdaq during the term of the Advisory Agreement. The Company also agreed to pay ICV closing fee of 1.5% of gross proceeds or a minimum of $500,000 if the Company is acquired during the term of the Advisory Agreement or within 12 months after termination thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Advisory Agreement dated June 18, 2018, by and between Blackboxstocks, Inc. and IC Ventures, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2018

BLACKBOXSTOCKS INC.

By: /s/Gust Kepler
Gust Kepler, President and Chief Executive Officer

2